MIVA, Inc.	Press Release

MIVA Investor Relations Contact
Peter Weinberg
peter.weinberg@miva.com
(239) 561-7229

MIVA to Announce First Quarter 2007 Results on
May 7, 2007
FORT MYERS, Fla. — April 24, 2007 — MIVA, Inc. (NASDAQ: MIVA), today announced it will release its first quarter 2007 financial results on Monday, May 7, 2007, after the market close.
Management will participate in a conference call to discuss the full results on Monday, May 7, 2007, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.
A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg of MIVA, Inc. at peter.weinberg@miva.com.
About MIVA®, Inc.
MIVA (NASDAQ:MIVA) is a leading online advertising network, dedicated to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America and Europe.
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “will,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006 and our most recently filed Form 10-Q. MIVA undertakes no obligation to update the information contained herein.
®Registered trademark of MIVA, Inc.
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